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EXHIBIT 5.3

              [LETTERHEAD OF KRAMER LEVIN NAFTALIS & FRANKEL LLP]

                                January 7, 1999

Tyco International Ltd.
The Gibbons Building
10 Queen Street, Suite 301
Hamilton HM11 Bermuda

Tyco International Group S.A.
6, avenue Emile Reuter
Second Floor
L--2420 Luxembourg

Ladies and Gentlemen:

    We have acted as United States securities counsel for Tyco International Ltd., a Bermuda company ("Tyco"), and Tyco International Group S.A., a Luxembourg company (the "Issuer", and together with Tyco, the "Registrants"), in connection with the Registrants' Registration Statement on Form S-3 (the "Rule 462(b) Registration Statement") filed with the United States Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an additional $200,000,000 of the Issuer's unsecured debt securities (the "Debt Securities") and the guarantees (the "Guarantees") of the Debt Securities by Tyco, to be issued as soon as practicable after the effectiveness of the Registration Statement. The Debt Securities are to be in one or more series pursuant to an Indenture among the Issuer, Tyco (as Guarantor) and the trustee thereunder (the "Trustee").

    We have examined (i) the Registrants' Registration Statement on Form S-3, as amended (File Nos. 333-50835 and 333-50855-01) (the "Initial Registration Statement"), which is incorporated by reference into the Rule 462(b) Registration Statement; (ii) the form of Indenture filed as Exhibit 4.1 to the Form S-3 (the "Indenture"), pursuant to which Debt Securities will be issued;
(iii) the Rule 462(b) Registration Statement; and (iv) originals, photocopies or conformed copies of all such records of Tyco, the Issuer and their subsidiaries, all such agreements and certificates of public officials, and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In addition, we have examined and relied upon the opinions of Appleby, Spurling & Kempe, Bermuda counsel to Tyco, and Beghin Nothar Feider Loeff Claeys Verbeke, Luxembourg counsel to the Issuer, of even date.

    In connection with this opinion, we have assumed that (i) a Prospectus Supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby and the Guarantees; (ii) all Debt Securities will be issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Initial Registration Statement and the appropriate Prospectus Supplement; and (iii) the applicable supplemental indentures will have been duly executed and delivered by the Issuer, Tyco and the Trustee, and any such supplemental indenture will conform to the Indenture and to applicable law.

    Based upon and subject to the foregoing, we are of the opinion that:

    With respect to the Debt Securities, when such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, the applicable supplemental indentures and the applicable underwriting agreements, then, upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity.
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    With respect to the Guarantees, when the Guarantees have been duly executed, authenticated, issued and delivered by Tyco in accordance with the Indenture, the applicable supplemental indentures and the applicable underwriting agreements, such Guarantees will be legally issued and will constitute valid and binding obligations of Tyco, enforceable against Tyco in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity.

    Joshua M. Berman, a director and Vice President of Tyco, is counsel to our firm.

    We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the Prospectus included as part of the Initial Registration Statement.

    We call your attention to the fact that we are admitted to practice law only in the State of New York and, in rendering the foregoing opinion, we do not express an opinion concerning any laws other than the laws of the State of New York and the federal laws of the United States of America.

                                          Very truly yours,

                                          /s/ Kramer Levin Naftalis & Frankel
                                          LLP

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